EXHIBIT 10.1

EXECUTION VERSION

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT, dated as of November 9, 2015 (as amended or otherwise modified from time to time, this “Subordination Agreement”), is made among Affinion Group, Inc. (“Affinion Group”) as the “Subordinated Creditor” and each other Person that may from time to time become a party hereto as a “Subordinated Creditor” (collectively, the “Subordinated Creditors”), and each party listed on the signature pages hereto as an “Obligor” and each other Person that may from time to time become a party hereto as an “Obligor” (collectively, the “Obligors”).

W I T N E S S E T H:

WHEREAS, the Subordinated Creditor and the Obligors (other than the Issuer (as defined below)) have agreed to guarantee (the “Guarantee”) the obligations of Affinion International Holdings Limited, a limited company organized under the laws of England and Wales (the “Issuer”), relating to the $110,000,000 aggregate principal amount of 7.5% Cash/PIK Senior Notes due 2018 (the “Notes”) being issued by the Issuer on the date hereof pursuant to the Indenture, dated as of November 9, 2015 (as amended or otherwise modified from time to time, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”);

WHEREAS, each Obligor is now or may hereafter become indebted or otherwise obligated to the Subordinated Creditors in respect of Indebtedness (as defined in the Indenture) (all principal, interest, premiums and fees, if any, thereon and all other amounts payable in respect thereof and all rights and remedies of the Subordinated Creditors with respect to such Indebtedness being collectively referred to as the “Intercompany Subordinated Debt”); and

WHEREAS, each Obligor is a direct or indirect subsidiary of Affinion Group, which is a Subordinated Creditor, and the Issuer is an indirect subsidiary of Affinion Group;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including to facilitate the issuance of the Notes under the Indenture, the parties hereto hereby agree as follows.

SECTION 1

DEFINITIONS

1.01 Certain Terms. Capitalized terms used herein without being herein defined have the meanings ascribed to them in the Indenture. In addition, the following terms when used in this Subordination Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Affinion Group” is defined in the preamble.

“Guarantee” is defined in the first recital.

“Guarantors” is defined in the first recital.

“Indenture” is defined in the first recital.

“Intercompany Subordinated Debt” is defined in the second recital.

“Issuer” is defined in the first recital.

“Notes” is defined in the first recital.

“Obligors” is defined in the preamble.

“paid in full” and “payment in full” means the prior indefeasible payment in cash in full of all Senior Indebtedness. For purposes of this Subordination Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Indenture has been satisfied and discharged in accordance with its terms (other than indemnity obligations not yet due and payable).

“Senior Indebtedness” is defined in Section 2.01(a).

“Subordinated Creditors” is defined in the preamble.

“Subordination Agreement” is defined in the preamble.

“Termination Date” means the first date on which the Notes have been paid in full.

“Trustee” is defined in the preamble.

SECTION 2

AGREEMENT

2.01 Agreement to Subordinate. (a) The Intercompany Subordinated Debt is and shall be subordinate and rendered junior, to the extent and in the manner hereinafter set forth, in right of payment to the payment in full of all obligations with respect to the Notes and the Guarantees thereof of the Obligors now existing or hereafter arising under the Indenture (including obligations with respect to (i) principal on the Notes, (ii) interest payable with respect to the Notes, (iii) any premium payable with respect to the Notes, (iv) out-of-pocket costs and expenses (including reasonable attorneys’ fees and out-of-pocket disbursements), owing under the Indenture and (v) any other fees payable with respect to obligations under the Indenture, with all such obligations (including as listed in clauses (a)(i) through (a)(v)) referred to collectively as the “Senior Indebtedness”).

(b) No Obligor shall make, and no Subordinated Creditor shall receive or accept from any Obligor, any payment in respect of any Intercompany Subordinated Debt if any Event of Default (as defined in the Indenture) shall have occurred and be continuing or would result therefrom.

2.02 In Furtherance of Subordination. (a) Upon any distribution of all or any of the assets of any Obligor in the event of:

(i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to such Obligor, or to its creditors, as such, or to its assets,

(ii) any liquidation, dissolution or other winding up of such Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

(iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Obligor,

then, and in any such event, the holders of the Notes shall receive payment in full of all amounts due or to become due (whether or not the Senior Indebtedness has been declared due and payable prior to the date on which the Senior Indebtedness would otherwise have become due and payable) on or in respect of all Senior Indebtedness (including post-petition interest, whether or not allowed as a claim) before the Subordinated Creditors or anyone claiming through or on their behalf (including any receiver, trustee, or otherwise) are entitled to receive any payment on account of principal of (or premium, if any) or interest on or other amounts payable in respect of the Intercompany Subordinated Debt, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, shall be paid or delivered by the Subordinated Creditor directly to the Trustee for the application to the payment of the Senior Indebtedness until the Termination Date.

(b) If any proceeding, liquidation, dissolution or winding up referred to in Section 2.02(a) is commenced by or against any Obligor,

(i) the Subordinated Creditors shall duly and promptly take reasonable action (A) to collect the Intercompany Subordinated Debt for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Intercompany Subordinated Debt, (B) to execute and deliver such powers of attorney, assignments, or other instruments as may be reasonably requested in order to enable the Trustee to enforce any and all claims with respect to, the Intercompany Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Intercompany Subordinated Debt.

(c) All payments or distributions of assets of any Obligor, whether in cash, property or securities upon or with respect to the Intercompany Subordinated Debt which are received by the Subordinated Creditors contrary to the provisions of this Subordination Agreement or the Notes shall be received and held for the benefit of the holders of Senior Indebtedness, shall be segregated from other funds and property held in trust by the Subordinated Creditors and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary indorsement) to be applied to the payment of the Senior Indebtedness, whether matured or unmatured, in accordance with the terms of this Subordination Agreement and the Notes.

2.03 No Enforcement or Commencement of Any Proceedings. Each Subordinated Creditor agrees that, until the Termination Date, (a) it will not accelerate the maturity of the Intercompany Subordinated Debt, exercise any remedies (including the assertion of any claims, motions, objections or arguments) or commence, or join with any creditor other than the Holders in commencing, any proceeding referred to in Section 2.02(a) or (b) upon the occurrence and during the continuation of any Event of Default, take, or permit to be taken, any action to assert, collect or enforce the Intercompany Subordinated Debt or any part thereof. The Subordinated Creditors also agree not to, directly or indirectly, whether in connection with an event or proceeding referred to in Section 2.02(a) or otherwise, take any action that would be in violation of, or inconsistent with, or result in a breach of, this Subordination Agreement or to challenge or contest the validity or enforceability of the Indenture.

2.04 Liens. (a) Each Subordinated Creditor represents and warrants that the Intercompany Subordinated Debt is unsecured. Each Subordinated Creditor agrees that it will not request or accept any security interest in any collateral to secure the Intercompany Subordinated Debt.

(b) Each Subordinated Creditor agrees that it will not request or accept any guaranty of the Intercompany Subordinated Debt.

2.05 Rights of Subrogation. The Subordinated Creditors agree that no payment or distribution pursuant to the provisions of this Subordination Agreement shall entitle the Subordinated Creditors to exercise any rights of subrogation in respect thereof until the Termination Date.

2.06 Subordination Legend; Further Assurances. The Subordinated Creditors and the Obligors will cause each note and instrument (if any) evidencing the Intercompany Subordinated Debt to be endorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full (as defined in the Intercompany Subordination Agreement, dated as of November 9, 2015 (the “Intercompany Subordination Agreement”)) of the Senior Indebtedness as defined in, pursuant to, and to the extent provided in, the Intercompany Subordination Agreement by the maker hereof and payee named herein.”

Each of the Obligors and the Subordinated Creditors hereby agrees to mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement. Each of the Subordinated Creditors and the Obligors will at its expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee on behalf of holders of the Senior Indebtedness may reasonably request to protect any right or interest granted hereunder.

2.07 Obligations Hereunder Not Affected. All agreements and obligations of the Subordinated Creditors hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any document evidencing Senior Indebtedness;

(b) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from any of the documents evidencing or relating to the Senior Indebtedness;

(c) any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Senior Indebtedness;

(d) any failure of the Trustee, on behalf of the Holders, to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of the Indenture;

(e) any reduction, limitation, impairment or termination of the Senior Indebtedness for any reason (other than payment in full of the Senior Indebtedness), including any claim of waiver, release, surrender, alteration or compromise, and any defense (other than the defense of payment in full of the Senior Indebtedness) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness (which each Obligor and each Subordinated Creditor hereby waives any right to or claim of until the Termination Date to the maximum extent permitted by applicable law); and

(f) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Senior Indebtedness) available to, or a discharge of, any Obligor in respect of the Senior Indebtedness or the Subordinated Creditors in respect of this Subordination Agreement.

This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the Trustee or a holder of Senior Indebtedness upon the insolvency, bankruptcy, reorganization or similar event of any Obligor or otherwise, all as though such payment had not been made. The Subordinated Creditors acknowledge and agree that the Subordinated Creditors’ obligations hereunder will not be impaired by any amendment or waiver of the terms of the Senior Indebtedness made pursuant to the terms of the Indenture.

2.08 Additional Subordinated Creditors. If any Guarantor (other than a Foreign Guarantor (as defined in the Indenture)) is owed any Intercompany Subordinated Debt by any Obligor after the date hereof, then such Guarantor will become a Subordinated Creditor party to this Subordination Agreement.

SECTION 3

MISCELLANEOUS

3.01 Binding on Successors, Transferees and Assigns; Continuing Agreement. This Subordination Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Obligor and each Subordinated Creditor and their respective successors, transferees and assigns.

3.02 Amendments. This Subordination Agreement may be amended only by a written instrument signed by each Subordinated Creditor. The performance of any obligation of any party hereto may be waived only by a written instrument signed by the party against which such waiver is sought to be enforced. Any such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.03 No Waiver; Remedies. No failure or delay on the part of the Trustee or the holders of Senior Indebtedness in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

3.04 Third-Party Beneficiaries. For the avoidance of doubt, the parties hereto agree and acknowledge that each of the holders of the Notes and the Trustee are intended to be third-party beneficiaries under this Subordination Agreement.

3.05 Headings. The various headings of this Subordination Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Subordination Agreement or any provisions thereof.

3.06 Severability. Any provision of this Subordination Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Subordination Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

3.07 Governing Law; Waiver of Jury Trial. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBORDINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.08 Counterparts. This Subordination Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Subordination Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Subordination Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

SUBORDINATED CREDITORS:

AFFINION GROUP, INC.

By	/s/ Gregory S. Miller
Name: Gregory S. Miller
Title: Executive Vice President & Chief Financial Officer

SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT

ACKNOWLEDGED AND ACCEPTED:

By its signature below, each Obligor agrees that it will not take any action in contravention of the provisions of this Subordination Agreement:

AFFINION INTERNATIONAL LIMITED

By	/s/ Michele Conforti
Name: Michele Conforti
Title: President and Managing Director

AFFINION INTERNATIONAL HOLDINGS LIMITED

By	/s/ Michele Conforti
Name: Michele Conforti
Title: President and Managing Director

BASSAE HOLDING B.V.

By	/s/ Richard Kemperman
Name: Richard Kemperman
Title: Director

SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT